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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-64683; 33-25868; 33-16077; 33-42352; 33-38251;
33-55123; and 333-07177) and Form S-3 (File No. 33-44347) of Teradyne, Inc. of
our report dated September 20, 1995 relating to the consolidated financial statements of Megatest Corporation and its subsidiaries as of and for the year ended August 31, 1994, which report is included in this Annual Report on Form 10-K.

                                          PRICE WATERHOUSE LLP

San Jose, California
March 26, 1997